Exhibit 10.02

FIRST AMENDMENT
TO THE
OCEANEERING RETIREMENT INVESTMENT PLAN
(As Amended and Restated Effective January 1, 2013)
Pursuant to Section 7.1 of the Oceaneering Retirement Investment Plan (the “Plan”), Oceaneering International, Inc. hereby amends the Plan effective as of June 1, 2014 as follows:
1.    The last paragraph of Section 1.33 shall be amended and restated as follows:
“For purposes of this Section, Hours of Service will be credited for employment with the following predecessor employers: Oceaneering Canada, Ltd., Nauticos Corporation; Reflange, Inc., Oceaneering Asset Integrity, Inc.; Grayloc Products, LLC, ABB Vetco Gray, Frog AGV Systems Inc., and AIRSIS.”
2.    The third paragraph of Section 1.48 shall be amended and restated as follows:
“In addition, Periods of Service with Oceaneering Canada, Ltd.; Nauticos Corporation; Reflange, Inc.; Oceaneering Asset Integrity, Inc.; Grayloc Products, LLC; ABB Vetco Gray; Frog AGV Systems. Inc.; and AIRSIS shall be recognized for purposes of eligibility, vesting and allocations.”
3.    Section 4.8(a) shall be amended by adding the following to the end thereof:
“In addition, the Plan may accept rollovers of participant loans of participants who had a loan from one of the acquired plans of companies listed in the third paragraph of Section 1.48.”

IN WITNESS WHEREOF, Oceaneering International, Inc. has caused the First Amendment to the Oceaneering Retirement Investment Plan to be executed by its duly authorized officers on this 4th day of June, 2014, but to be effective as of June 1, 2014.
OCEANEERING INTERNATIONAL, INC.

By: /s/ MARVIN J. MIGURA
Name:    Marvin J. Migura
Title:    Executive Vice President